   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 8, 1998

                                                     REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                               RYDER SYSTEM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                             ---------------------

                                            3600 NW 82ND AVENUE
                                            MIAMI, FLORIDA 33166
            FLORIDA                             305/500-3726                           59-0739250
   (State of incorporation)          (Address, including zip code, and              (I.R.S. Employer
                                 telephone number, including area code, of       Identification Number)
                                 registrant's principal executive offices)

                             ---------------------
                             SERGE G. MARTIN, ESQ.
                               RYDER SYSTEM, INC.
                            LAW DEPARTMENT, 5C EAST
                              3600 NW 82ND AVENUE
                              MIAMI, FLORIDA 33166
                                 (305) 500-3520
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                With a copy to:

                          WILLIAM P. ROGERS, JR., ESQ.
                            CRAVATH, SWAINE & MOORE
                                WORLDWIDE PLAZA
                               825 EIGHTH AVENUE
                            NEW YORK, NEW YORK 10019
                                 (212) 474-1270
                             ---------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  From time to time after the effective date of this Registration Statement as determined by market conditions.
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  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
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                        CALCULATION OF REGISTRATION FEE

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                                                                                              PROPOSED
                                                                         PROPOSED              MAXIMUM
                                                      AMOUNT              MAXIMUM             AGGREGATE
              TITLE OF EACH CLASS                      TO BE          OFFERING PRICE          OFFERING             AMOUNT OF
        OF SECURITIES TO BE REGISTERED              REGISTERED          PER UNIT(1)          PRICE(1)(2)       REGISTRATION FEE
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Debt Securities................................    $800,000,000            100%             $800,000,000           $236,000
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(1) Estimated solely for the purpose of determining the amount of the registration fee.
(2) Plus an additional amount of Debt Securities issued with Original Issue Discount such that the aggregate public offering price of all Debt Securities will not exceed $800,000,000 (the initial public offering price of any Debt Securities denominated in any foreign currency or currency unit shall be the U.S. dollar equivalent thereof).
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 THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE
 A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT
    SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A),
                                 MAY DETERMINE.

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INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

$800,000,000
RYDER SYSTEM, INC.
DEBT SECURITIES

Ryder System, Inc. (the "Company") from time to time may offer its debt securities (the "Debt Securities"), in one or more Series, of up to $800,000,000 in aggregate principal amount (or net proceeds in the case of securities issued at an original issue discount), including the equivalent thereof in other currencies, or composite currency units such as the European Currency Unit, in amounts, at prices and on terms to be determined at the time of offering. See "Plan of Distribution."

The Debt Securities, when issued, will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

When a particular Series of Debt Securities is offered (the "Offered Debt Securities"), a supplement to this Prospectus will be delivered (the "Prospectus Supplement") together with this Prospectus setting forth the terms of such Offered Debt Securities, including the specific designation, aggregate principal amount, denominations, maturity, interest rate (or method for its calculation) and payment dates, if any, any redemption or repayment terms, the initial public offering price, whether such Offered Debt Securities will be issued, in whole or in part, in registered, bearer or global form (or any two or three of such forms), the names of, and the principal amounts to be purchased by or through underwriters, dealers or agents, if any, and the compensation of such persons, any listing of the Offered Debt Securities on a securities exchange and other terms in connection with the offering and sale of such Offered Debt Securities.

The Company may sell the Debt Securities to or through underwriters and also may sell the Debt Securities directly to other purchasers or through agents or dealers. See "Plan of Distribution."
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THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

This Prospectus may not be used to consummate sales of Debt Securities unless accompanied by a Prospectus Supplement.

The Date of this Prospectus is September 8, 1998.

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT OTHER THAN THOSE CONTAINED IN, OR INCORPORATED BY REFERENCE IN, THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY AGENT, UNDERWRITER OR DEALER. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE DEBT SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected, and copies may be obtained at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, as well as at the following Regional Offices of the Commission: Citicorp Center, 500 Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, Suite 1300, New York, New York 10048. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, where the Company's common stock is listed and at the offices of the following other stock exchanges where the Company's common stock is listed: the Chicago Stock Exchange, Inc., One Financial Place, 440 South LaSalle Street, Chicago, Illinois 60605, and the Pacific Stock Exchange, Inc., 233 South Beaudry Avenue, Los Angeles, California 90012 and 301 Pine Street, San Francisco, California 94104.

     The Prospectus constitutes a part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act of 1933"). This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Securities. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

     Certain statements and information contained or incorporated by reference herein constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Any such statements and information should be considered in the light of such risks, uncertainties and other factors.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and Quarterly Reports for the periods ended March 31, 1998 and June 30, 1998, which have been filed by the Company with the Commission pursuant to the Exchange Act, is incorporated by reference in this Prospectus and shall be deemed to be a part hereof.

     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made by this Prospectus and any accompanying Prospectus Supplement shall be deemed to be incorporated herein by reference and shall be deemed to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being herein referred to as "Incorporated Documents").

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of the Registration Statement or this Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Documents or in an accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon the written or oral request of such person, a copy of any or all Incorporated Documents, other than exhibits to such Incorporated Documents unless such exhibits are specifically incorporated by reference into the Incorporated Documents. Requests should be directed to Public Relations Department 4C, Ryder System, Inc., 3600 N.W. 82nd Avenue, Miami, Florida 33166 (Telephone: 305/500-3187).

                               RYDER SYSTEM, INC.

     The Company was incorporated in Florida in 1955. Through its subsidiaries, the Company engages primarily in the logistics and transportation business with focus on: 1) integrated logistics, including dedicated contract carriage, the management of carriers, and inventory deployment; 2) transportation services, including full service leasing, maintenance and short-term rental of trucks, tractors and trailers; and 3) public transit management and operations, fleet management and maintenance services, and student transportation services.

     The principal executive offices of the Company are located at 3600 N.W. 82nd Avenue, Miami, Florida 33166. Its telephone number is 305/500-3187.

                                USE OF PROCEEDS

     Unless otherwise specified in the Prospectus Supplement, the net proceeds available to the Company from the sale of the Offered Debt Securities may be used for general corporate purposes, which might include the repayment of indebtedness, working capital, capital expenditures, acquisitions and the repurchase of shares of the Company's equity securities. Pending use for these purposes, the Company may invest proceeds from the sale of the Offered Debt Securities in short-term marketable securities. The precise amount and timing of sales of any Debt Securities will be dependent on market conditions and the availability and cost of other funds to the Company.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges for the Company and its subsidiaries, whether or not consolidated, for the six-month periods ended June 30, 1998 and 1997, and for each of the years in the five-year period ended December 31, 1997. For purposes of computing the ratio of earnings to fixed charges, fixed charges consist of interest expense plus interest capitalized and that portion (one third) of rental expense considered to be interest. Earnings are computed by adding fixed charges, except interest capitalized, to earnings from continuing operations before income taxes. Prior period ratios have been restated to exclude discontinued operations.

     SIX MONTHS ENDED
         JUNE 30,                                    YEARS ENDED DECEMBER 31,
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    1998          1997           1997           1996           1995           1994           1993
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    1.95          1.92           1.97         0.98(1)          1.79           2.04           2.00

(1) The ratio of earnings to fixed charges for the year ended December 31, 1996, was unfavorably impacted by restructuring and other charges totaling $228 million before taxes, related primarily to staff and facility reductions, a writedown of assets and other costs associated with restructuring initiatives. Further discussion of these charges is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997. Without such charges, the ratio of earnings to fixed charges for the year ended December 31, 1996 would have been 1.74.

                         DESCRIPTION OF DEBT SECURITIES

     The following description of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which a Prospectus Supplement may relate. The particular terms of the Offered Debt Securities and the extent, if any, to which such general provisions do not apply to the Offered Debt Securities will be described in the Prospectus Supplement relating to such Offered Debt Securities.

     The Offered Debt Securities may be issued from time to time under an Indenture dated as of May 1, 1987 and supplemented as of November 15, 1990 and June 24, 1992 (as supplemented, the "Indenture"), between the Company and The Chase Manhattan Bank (National Association), as Trustee (the "Trustee"). The following are brief summaries of certain provisions of the Indenture and are subject to the detailed provisions of such Indenture, to which reference is hereby made for a complete statement of such provisions. References appearing below are to the Indenture and, wherever particular provisions are referred to, such provisions are incorporated by reference as a part of the statement made, and the statement is qualified in its entirety by such reference. Whenever a capitalized term is referred to and not herein defined, the definition thereof is contained in the Indenture.

GENERAL

     The Debt Securities which may be offered under the Indenture are not limited in amount and may be issued from time to time in one or more Series. (Section 2.01.)

     The Debt Securities may be issued in fully registered form without coupons ("Registered Securities") or in bearer form with or without coupons ("Bearer Securities"). In addition, Debt Securities may be issued in the form of one or more global securities (each a "Global Security"). Registered Securities which are book-entry securities ("Book-Entry Securities") will be issued as registered Global Securities. Bearer Securities may be issued in the form of temporary or definitive Global Securities. Unless otherwise provided in the Prospectus Supplement, the Debt Securities will be only Registered Securities.

     Debt Securities of a single Series may be issued at various times with different maturity dates and different principal repayment provisions, may bear interest at different rates, may be issued at or above par or with an original issue discount, and may otherwise vary, all as provided in the Indenture.

     The Debt Securities will be unsecured and unsubordinated general obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

     Reference is made to the Prospectus Supplement relating to the particular Series of Offered Debt Securities for the following terms of such Debt
Securities: (a) the title of such Debt Securities; (b) any limit upon the aggregate principal amount of such Debt Securities; (c) the initial public offering price; (d) the currency or currency unit of payment; (e) the date or date on which the principal of such Debt Securities is payable; (f) the rate or rates at which such Debt Securities will bear interest or the method for calculating such rate, if any, the date or dates from which such interest will accrue, the dates on which such interest will be payable and the record date for the interest payable on any interest payment date; (g) whether such Debt Securities will be issued as Registered Securities or Bearer Securities or both;
(h) the place where the principal of and interest on such Debt Securities will be payable; (i) the period or periods, if any, within which the price or prices at which and the terms and conditions upon which such Debt Securities may be redeemed by the Company; (j) the obligation, if any, of the Company to redeem or purchase such Debt Securities pursuant to any sinking fund or at the option of a Holder thereof, and the terms and conditions upon which such Debt Securities shall be redeemed or purchased pursuant to such obligation; (k) any provisions for the remarketing of the Debt Securities by and on behalf of the Company; (l) if other than denominations of $1,000 and integral multiples thereof, the denominations in which such Debt Securities shall be issuable; (m) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities which shall be payable upon declaration of acceleration of the maturity thereof; (n) whether the Offered Debt

Securities are to be issued in whole or in part in the form of one or more Global Securities and, if so, the identity of the depositary for such Global Security or Securities; (o) whether and under what circumstances the Company will pay additional amounts to any Holder of Offered Debt Securities who is not a United States person in respect of any tax, assessment or other governmental charge required to be withheld or deducted and, if so, whether the Company will have the option to redeem rather than pay any additional amounts; (p) any additions, deletions or modifications to the covenants, events of default or the ability of the Company to discharge its obligations set forth in the Indenture, that will be applicable with respectto the Offered Debt Securities; or (q) any other terms not inconsistent with the Indenture. (Section 2.02). If any Debt Securities of a particular Series are Bearer Securities, the Prospectus Supplement will describe additional provisions relating to, and any applicable restrictions on, such Bearer Securities, including certain tax consequences.

     A Debt Security will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent. Such signature will be conclusive evidence that the Debt Security has been authenticated under the Indenture. (Section 2.03.)

     The Company will maintain an office or agency where registered Debt Securities may be presented for registration of transfer or exchange ("Registrar") and an office or agency where the Debt Securities and coupons, if any, may be presented for payment ("Paying Agent"). For a discussion of certain restrictions on the registration, transfer and exchange of Global Securities, see "Global Securities". If the Company fails to maintain a Registrar or Paying Agent, the Trustee will act as such. (Sections 2.05 and 4.04.)

CERTAIN DEFINITIONS

     A summary of the definitions of certain terms in the Indenture follows (reference should be made to Article 1 of the Indenture for complete definitions of the following and other terms):

          "Additional Amounts" means any additional amounts which are required by a Debt Security or by or pursuant to a Board Resolution, under circumstances specified therein, to be paid by the Company in respect of certain taxes, assessments or other governmental charges imposed on certain Holders of Debt Securities.

          "After-Acquired Indebtedness" means (a) pre-existing indebtedness assumed by the Company or a Restricted Subsidiary as a result of the acquisition of the assets or stock of an entity other than a Subsidiary of the Company and (b) liens on property existing at the time of acquisition of said property.

          "Indebtedness" means indebtedness other than Subordinated Indebtedness of the Company or its Restricted Subsidiaries for borrowed money or leasing obligations as reflected on the Consolidated balance sheet of the Company and its Restricted Subsidiaries, and indebtedness of other parties guaranteed by the Company or its Restricted Subsidiaries.

          "Leasing Indebtedness" means the capitalized indebtedness of any lease obligations on personal property.

          "Net Tangible Assets" means total assets as reflected on the Consolidated balance sheet of the Company and its Restricted Subsidiaries, after deduction for minority interests, less: (a) goodwill and other intangibles, (b) amounts invested in, advanced to, or equity in Unrestricted Subsidiaries and (c) unamortized debt discount.

          "Original Issue Discount Debt Security" means a Debt Security which provides that an amount less than the principal amount thereof shall become due and payable upon acceleration of the maturity or redemption thereof, or any Debt Security which for United States Federal income tax purposes would be considered an original issue discount debt security.

          "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

          "Secured Indebtedness" means Indebtedness, other than Intercompany Indebtedness, secured by a lien on any property and any unsecured Indebtedness of any Restricted Subsidiary other than a Foreign Financing Subsidiary.

          "Unrestricted Subsidiary" means (a) any Subsidiary (other than a Foreign Financing Subsidiary) substantially all of the property of which is located or substantially all of the business of which is conducted outside of the United States of America or its possessions, Canada or the United Kingdom and (b) any other Subsidiary (including, if so designated, a Foreign Financing Subsidiary) so designated by the Board of Directors or the Chief Executive Officer of the Company.

CERTAIN COVENANTS OF THE COMPANY

  Limitation on Secured Indebtedness.

     Unless otherwise provided in the Prospectus Supplement, the Company and its Restricted Subsidiaries will not incur any Secured Indebtedness unless Debt Securities then outstanding are equally and ratably secured, with the following exceptions: (a) Secured Indebtedness existing at the date of the Indenture, (b) Indebtedness of a corporation in existence at the time it becomes a Restricted Subsidiary, (c) After-Acquired Indebtedness, (d) Intercompany Indebtedness secured in favor of the Company or any Restricted Subsidiary, (e) Indebtedness deemed Secured Indebtedness by virtue of certain liens or charges not yet due or payable without penalty or which are being contested and for which reserves have been set aside, (f) industrial revenue bond Indebtedness, (g) Real Property Indebtedness, (h) Leasing Indebtedness not to exceed 10% of Consolidated Net Tangible Assets and (i) additional Secured Indebtedness and Leasing Indebtedness not to exceed a total of 15% of Consolidated Net Tangible Assets. (Section 4.06.)

  Limitation on Consolidations and Mergers.

     The Company shall not consolidate with or merge into, or transfer all or substantially all of its assets to, another entity unless such entity is a corporation that assumes all the obligations under the Debt Securities and the Indenture and certain other conditions are met (whereupon all such obligations of the Company shall terminate). (Section 5.01.)

EVENTS OF DEFAULT AND REMEDIES

     Unless otherwise provided in the Prospectus Supplement, the Events of Default with respect to the Debt Securities of any Series are: (a) default for 30 days in the payment of interest thereon, (b) default in the payment of principal thereof, (c) default in performance of any other agreement of the Company with respect thereto which continues for 90 days after written notice, and (d) certain events of bankruptcy, insolvency or reorganization. (Section 6.01.) If an Event of Default is continuing with respect to the Debt Securities of any Series, the Trustee or the Holders of 25% in principal amount of the Debt Securities of that Series, by notice in writing to the Company and the Trustee, may accelerate the principal of such Debt Securities, but the Holders of a majority in principal amount of such Debt Securities may rescind such acceleration if all existing Events of Default have been cured. (Section 6.02.)

     Holders of Debt Securities may not enforce the Indenture except in the case of the failure of the Trustee, for 60 days, to act after notice of an Event of Default and a request to enforce the Indenture by the Holders of 25% in principal amount of the Series of Debt Securities affected thereby and an offer of indemnity satisfactory to the Trustee. (Section 6.06.) This provision will not prevent any Holder of a Debt Security from enforcing payment of the principal of and interest on such Debt Security at the respective due dates thereof. (Section 6.07.) The Holders of a majority in principal amount of the Debt Securities of any series may direct the manner of conducting any proceedings for any remedy or trust power available to the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture, is unduly prejudicial to Holders of other Debt Securities or would involve the Trustee in personal liability. (Section 6.05.)

     Holders of a majority in principal amount of any Series of Debt Securities may waive any Default with respect to that Series except a Default in payment of the principal or interest. (Section 6.04.)

     The Company will furnish an annual Officers' Certificate to the Trustee as to knowledge of any Default under the Indenture. (Section 4.03.)

SATISFACTION AND DISCHARGE

     Unless otherwise provided in the Prospectus Supplement, the Company may terminate certain of its obligations under the Indenture, including its obligation to comply with the covenants described above with respect to the Debt Securities of any Series which does not provide for the payment of any Additional Amounts, on the terms and subject to the conditions contained in the Indenture, by depositing in trust with the Trustee, money or U.S. Government Obligations sufficient to pay principal and interest on such Debt Securities to maturity. Such deposit and termination is conditioned upon the Company's delivery of an opinion of independent tax counsel that the Holders of such Debt Securities will have no Federal income tax consequences as a result of such deposit and termination. Such termination will not relieve the Company of its obligation to pay when due the principal of or interest on the Debt Securities if the Debt Securities are not paid from the money or U.S. Government Obligations held by the Trustee for the payment thereof. (Section 8.01.)

MODIFICATION AND WAIVER

     The Company and the Trustee, with the consent of the Holders of 66 2/3% in principal amount of the Debt Securities affected, may execute supplemental indentures amending the Indenture or such Debt Securities, except that no such amendment may, without the consent of the Holders of the affected Debt Securities, among other things, change the maturity or reduce the principal amount thereof, change the rate or the time of payment of interest thereon, change any obligation of the Company to pay Additional Amounts relating to a particular Debt Security or reduce the amount of principal of an Original Issue Discount Debt Security that would be due and payable upon a declaration of acceleration of the maturity thereof. (Sections 9.02 and 9.03.)

     The Company and the Trustee may also, without the consent of any Holders of Debt Securities, enter into supplemental indentures for the purposes, among other things, of curing ambiguities and inconsistencies and making changes that do not adversely affect the rights of any Holders of Debt Securities. (Section 9.01.)

PAYMENT AND PAYING AGENTS

     Unless otherwise provided in the Prospectus Supplement, payment of principal of, premium, if any, and interest, if any, on Registered Securities will be made in U.S. dollars at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the security register maintained by the Registrar. Unless otherwise provided in the Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the person in whose name such Registered Security is registered at the close of business on the regular record date for such interest. (Section 4.01.)

     Unless otherwise provided in the Prospectus Supplement, payment of principal of, premium, if any, and interest, if any, on Bearer Securities will be payable in U.S. dollars, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Company may designate from time to time and payment of interest on Bearer Securities with coupons appertaining thereto on any Interest Payment Date will be made only against surrender of the coupon relating to such Interest Payment Date. No payment of interest on a Bearer Security will be made unless on the earlier of the date of the first such payment by the Company or the delivery by the Company of the Bearer Security in definitive form, a written certificate in the form required by the Indenture is provided to the Trustee stating that on such date the Bearer Security is not owned by a United States person or, if a beneficial interest in such Bearer Security is owned by a United States person, that such United States person (i) is a foreign branch of a United States financial institution, (ii) acquired and holds the Bearer Security through the foreign branch of a United States financial institution (and, in either case (i) or (ii), such financial institution agrees to comply with the requirements of
Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder) or (iii) is a financial institution purchasing for resale during the restricted period (as defined under "Global Securities -- Bearer Securities") only to non-United States persons outside the United States. As used herein, "United States" means the United States of America

(including the states and the District of Columbia), its territories, its possessions and any other areas subject to its jurisdiction. No payment with respect to any Bearer Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of, premium, if any, and interest, if any, on Bearer Securities denominated and payable in U.S. dollars will be made at the office of the Company's Paying Agent in The City of New York, if (but only if) payment of the full amount thereof at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 4.04.)

     Unless otherwise provided in the Prospectus Supplement, the Corporate Trust Office of the Trustee in The City of New York will be designated as the Company's sole Paying Agent for payments with respect to Offered Debt Securities that are issuable solely as Registered Securities and as the Company's Paying Agent in The City of New York for payments with respect to Offered Debt Securities (subject to the limitations described above in the case of Bearer Securities) that are issuable solely as Bearer Securities or as both Registered Securities and Bearer Securities. Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by the Company for the Offered Debt Securities will be named in the Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Debt Securities of a Series are issuable solely as Registered Securities, the Company will be required to maintain a Paying Agent in each place of payment for such Series and, if Debt Securities of a Series are issuable as Bearer Securities, the Company will be required to maintain (i) a Paying Agent in The City of New York for payments with respect to any Registered Securities of the Series (and for payments with respect to Bearer Securities of the Series in the circumstances described above, but not otherwise) and (ii) a Paying Agent in a place of payment located outside the United States where Debt Securities of such Series and any coupons appertaining thereto may be presented and surrendered for payment; provided, that if the Debt Securities of such Series are listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent in London or Luxembourg or any other required city located outside the United States, as the case may be, for the Debt Securities of such Series. (Section 4.04.)

GLOBAL SECURITIES

     The Debt Securities of a Series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (a "Depositary") identified in the Prospectus Supplement relating to such Series. Global Securities may be issued in either registered or bearer form, and in either temporary or definitive form. Unless and until it is exchanged in whole for Debt Securities in definitive form, a Global Security may not be transferred except as a whole by the U.S. Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. (Section 2.16.)

     The specific terms of any depositary arrangement with respect to the Offered Debt Securities will be described in the Prospectus Supplement relating thereto. Unless otherwise specified, the Company anticipates that the following provision will apply to all depositary arrangements.

     Unless otherwise specified in the Prospectus Supplement, Registered Securities which are to be represented by a Global Security to be deposited with or on behalf of a Depositary will be represented by a Global Security registered in the name of such Depositary or its nominee. (Section 2.16.) Upon the issuance of a Global Security in registered form, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary or its nominee ("participants"). The accounts to be credited shall be designated by the underwriters or selling agents for such Debt Securities, or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in such Global Securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary or its nominee for such Global Security or by participants or persons that hold through participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as the Depositary for a Global Security in registered form, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by such Global Security for all purposes under the Indenture governing such Debt Securities. Except as set forth below, owners of beneficial interests in such Global Securities will not be entitled to have Debt Securities of the Series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such Series in definitive form and will not be considered the owners or Holders thereof under the Indenture.

     Payment of principal of, premium, if any, and interest, if any, on Debt Securities registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner or the Holder of the Global Security representing such Debt Securities. None of the Company, the Trustee, any Paying Agent or the Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 2.15.)

     The Company expects that the Depositary for Debt Securities of a Series, upon receipt of any payment of principal of, premium, if any, or interest, if any, on permanent Global Securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Securities as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

     If a Depositary for Registered Securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual certificates for the Registered Securities in definitive form in exchange for the Global Security or Securities representing such Registered Securities. In addition, the Company may at any time and in its sole discretion determine not to have any Registered Securities represented by one or more Global Securities and, in such event, will issue individual certificates for the Registered Securities in definitive form in exchange for the Global Security or Securities representing such Registered Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of individual certificates for the Registered Securities of the Series represented by such Global Security equal in principal amount to such beneficial interest and to have such individual certificates registered in the name of the owner of such beneficial interest. (Section 2.16.)

  Bearer Securities.

     If so specified in the Prospectus Supplement, all or any portion of the Debt Securities of a Series that are issuable as Bearer Securities initially will be represented by one or more temporary Global Securities, without interest coupons, to be deposited with a Common Depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euro-clear System ("Euro-clear") and Centrale de Livraison de Valeurs Mobilieres, S.A. ("CEDEL") for credit to the respective accounts of the beneficial owners of such Debt Securities (or to such other accounts as they may direct). On and after the exchange date determined as provided in any such temporary Global Security and described in the Prospectus Supplement, each such temporary Global Security will be exchangeable for definitive Global Securities without interest coupons, as specified in the Prospectus Supplement, upon written certification (as described under "Payment and Paying

Agents") of non-United States beneficial ownership. Thereafter, the beneficial owner of a Debt Security represented by a definitive Global Security may at any time upon 30 days notice to the Trustee given through Euro-clear or CEDEL, exchange its interest for definitive Bearer Securities or Bearer Securities with coupons, if any. No Bearer Security delivered in exchange for a portion of a temporary Global Security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange. (Section 2.04.)

     Unless otherwise provided in the Prospectus Supplement, interest in respect of any portion of a temporary Global Security payable in respect of an Interest Payment Date occurring prior to the issuance of definitive Debt Securities will be paid to each of Euro-clear and CEDEL with respect to the portion of the temporary Global Security held for its account upon delivery to the Trustee of a certificate of non-United States beneficial ownership signed by Euro-clear or CEDEL, as the case may be, in the form required by the Indenture and dated no earlier than such Interest Payment Date. (Section 4.01.)

ABSENCE OF CERTAIN COVENANTS

     The Company is not restricted by the Indenture from paying dividends or from incurring, assuming or becoming liable for any type of debt or other obligation or creating liens on its property, except as set forth under "Limitation on Secured Indebtedness." The Indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. The Indenture contains no provisions which afford Holders of the Debt Securities protection in the event of a highly leveraged transaction involving the Company.

TITLE

     Title to any Bearer Securities and any coupons appertaining thereto will pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon and the registered owner of any Registered Security (including Registered Securities in global registered form) as the absolute owner thereof (whether or not such Debt Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

REGARDING THE TRUSTEE

     The Chase Manhattan Bank (National Association) is the Trustee under the Indenture. The Chase Manhattan Bank (National Association) also acts as depositary for funds of, makes loans to, acts as trustee and performs certain other services for, the Company and certain of its subsidiaries and affiliates in the normal course of its business. M. Anthony Burns, Chairman of the Board, President, Chief Executive Officer and a director of the Company and David T. Kearns, a director of the Company, presently also serve as directors of The Chase Manhattan Corporation, the parent company of the Trustee.

NOTICES

     Notices to Holders of registered Debt Securities will be mailed by first class mail to the address on the register kept by the Registrar. Notices to Holders of Bearer Securities will be given by publication at least twice in a daily newspaper in London and, if any of the Bearer Securities are listed on any stock exchange, in such other publication as might be required by such exchange. (Section 10.02.)

                              PLAN OF DISTRIBUTION

GENERAL

     The Company may sell the Debt Securities to or through underwriters and also may sell the Debt Securities directly to other purchasers or through agents or dealers. Only underwriters named in a Prospectus Supplement are deemed to be underwriters in connection with the Debt Securities offered thereby.

     The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each Prospectus Supplement will describe the method of distribution of the Offered Debt Securities. The Offered Debt Securities may include previously issued Debt Securities which have been acquired and are being remarketed on behalf of the Company.

     In connection with the sale of the Debt Securities, such underwriters may receive compensation from the Company or from purchasers of the Debt Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the Debt Securities may be deemed to be underwriters and any discounts or commissions received by them and any profit on the resale of the Debt Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation will be described, in the Prospectus Supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of the Debt Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof.

     Unless otherwise specified in the Prospectus Supplement, each underwriter, dealer and agent participating in the distribution of any Debt Securities which are Bearer Securities will agree that it will not offer, sell or deliver, directly or indirectly, Bearer Securities in the United States or to United States persons (other than offices located outside the United States of certain United States financial institutions) in connection with the original issuance of the Debt Securities.

DELAYED DELIVERY ARRANGEMENTS

     If so indicated in the Prospectus Supplement, the Company will authorize dealers or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Debt Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will not be subject to any conditions except that (a) the purchase of the Offered Debt Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject and (b) if the Offered Debt Securities are also being sold to underwriters, the Company shall have sold to such underwriters the Offered Debt Securities not sold for delayed delivery. The dealers and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

                                    EXPERTS

     The financial statements of Ryder System, Inc. as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG Peat Marwick LLP audits and reports on financial statements of Ryder System, Inc. issued at future dates, and consents to the use of their reports thereon, such financial statements also will be incorporated by reference herein in reliance upon their report and said authority.

                                 LEGAL OPINIONS

     Certain legal matters relating to the Debt Securities to be offered hereby will be passed upon for the Company by Serge G. Martin of the Ryder System, Inc. Law Department, Counsel of the Company, and for the underwriters, if any, by Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019. Mr. Martin is a full-time employee of the Company and owns, and holds options to purchase, shares of Common Stock of the Company.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

Registration Fees...........................................    $  236,000
Accounting Fees and Expenses................................    $  100,000
Trustee's Fees and Expenses.................................    $   60,000
Blue Sky Fees and Expenses..................................    $   20,000
Printing and Engraving Fees.................................    $   30,000
Rating Agency Fees..........................................    $  380,000
Legal Fees..................................................    $  150,000
Miscellaneous...............................................    $   30,000
                                                                ----------
          Total.............................................    $1,006,000
                                                                ==========

---------------

* All amounts are estimated except for registration fees.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Official Florida Statutes, as amended, Chapter 607, Section 607.0850, authorizes the indemnification of officers, directors, employees and agents under certain circumstances.

     Article VIII of the Company's Restated Articles of Incorporation provides that the Company has the power to indemnify its directors, officers and other employees to the full extent permitted by law. Article XII of the Company's by-laws provides that the Company shall indemnify to the fullest extent permitted by current or future legislation or current or future judicial or administrative decisions (to the extent such future legislation or decisions permit the Company to provide broader indemnification rights than permitted prior to such legislation or decisions), each person who is a party or witness to any proceeding (whether civil, criminal, administrative or investigative) against any liability (including any judgment, settlement, penalty or fine) or cost, charge or expense (including reasonable expenses incurred in defending such actions) by reason of the fact that such indemnified person is or was a director, officer or employee of the Company, or is or was an agent as to whom the Company has agreed to grant such indemnification, or is or was serving at the request of the Company as a director, officer or employee of another corporation, trust or enterprise.

     The Company maintains a directors and officers liability insurance policy which, within the limits and subject to the limitations of the policy, insures the directors and officers of the Company against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of their being or having been directors or officers of the Company. The coverage extends to wrongful acts such as breach of duty and negligence, but does not extend to acts proven to be dishonest. The Company pays the premiums for this policy.

ITEM 16.  EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:

NUMBER                      EXHIBIT DESCRIPTION
------                      -------------------
1(a)    Form of proposed Underwriting Agreement (previously filed as an exhibit to the Company's Registration Statement on Form
        S-3, File No. 33-20359, and incorporated herein by
        reference).
1(b)    Form of Selling Agency Agreement for Domestic Medium-Term
        Notes (previously filed as an exhibit to the Company's
        Quarterly Report on Form 10-Q for the period ended March 31,
        1992 and incorporated herein by reference).

NUMBER                      EXHIBIT DESCRIPTION
------                      -------------------
4(a)    Form of Indenture between Ryder System, Inc. and The Chase
        Manhattan Bank (National Association) dated as of May 1,
        1987 and supplemented as of November 15, 1990 and June 24,
        1992 previously filed as an exhibit to the Company's
        Registration Statement on Form S-3, File No. 33-50232 and
        incorporated herein by reference).
4(b)    Form of domestic Debt Securities (previously filed as an
        exhibit to the Company's Registration Statement on Form S-3,
        File No. 33-20359, and incorporated herein by reference.
4(c)    Form of domestic Medium-Term Notes (previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1992 and incorporated herein by reference).
5       Opinion of Serge G. Martin of the Ryder System, Inc. Law
        Department, Counsel of the Company.
12      Calculation of Ratio of Earnings to Fixed Charges.
23(a)   Consent of KPMG Peat Marwick LLP, Independent Certified
        Public Accountants.
23(b)   Consent of Counsel for the Company (included in Exhibit 5).
24      Powers of Attorney.
25      Form T-1 Statement of Eligibility and Qualification under
        the Trust Indenture Act of 1939.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dade County, Florida as of the 8th day of September, 1998.

                                          RYDER SYSTEM, INC.

                                          By: /s/ M. ANTHONY BURNS
                                            ------------------------------------
                                              M. Anthony Burns
                                              Chairman of the Board, President
                                              and Principal Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities with Ryder System, Inc. indicated and as of the 8th day of September, 1998.

                      SIGNATURE                                TITLE                   DATE
                      ---------                                -----                   ----

                /s/ M. ANTHONY BURNS                   Chairman of the           September 8, 1998
-----------------------------------------------------    Board, President
                    Anthony Burns                        and Director
                                                         (Principal
                                                         Executive Officer)

                 /s/ EDWIN A. HUSTON                   Senior Executive Vice     September 8, 1998
-----------------------------------------------------    President-Finance
                   Edwin A. Huston                       (Principal
                                                         Financial Officer)

                /s/ GEORGE P. SCANLON                  Vice President and        September 8, 1998
-----------------------------------------------------    Controller
                  George P. Scanlon                      (Principal
                                                         Accounting Officer)

                /s/ *JOSEPH L. DIONNE                  Director                  September 8, 1998
-----------------------------------------------------
                  Joseph L. Dionne

                      SIGNATURE                                TITLE                   DATE
                      ---------                                -----                   ----

               /s/ *EDWARD T. FOOTE II                 Director                  September 8, 1998
-----------------------------------------------------
                 Edward T. Foote II

                /s/ * DAVID I. FUENTE                  Director                  September 8, 1998
-----------------------------------------------------
                   David I. Fuente

                /s/ *JOHN A. GEORGES                   Director                  September 8, 1998
-----------------------------------------------------
                   John A. Georges

             /s/ *VERNON E. JORDAN, JR.                Director                  September 8, 1998
-----------------------------------------------------
                Vernon E. Jordan, Jr.

                /s/ *DAVID T. KEARNS                   Director                  September 8, 1998
-----------------------------------------------------
                   David T. Kearns

                 /s/ *LYNN M. MARTIN                   Director                  September 8, 1998
-----------------------------------------------------
                   Lynn M. Martin

                 /s/ *PAUL J. RIZZO                    Director                  September 8, 1998
-----------------------------------------------------
                    Paul J. Rizzo

              /s/ *CHRISTINE A. VARNEY                 Director                  September 8, 1998
-----------------------------------------------------
                 Christine A. Varney

                  /s/ *ALVA O. WAY                     Director                  September 8, 1998
-----------------------------------------------------
                     Alva O. Way

*By:            /s/ SERGE G. MARTIN
    -------------------------------------------------
                   Serge G. Martin
                  Attorney-in-Fact